CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included and incorporated by reference in this annual report on Form 10-K for the year ended December 31, 2001, of Edison
International into the previously filed Registration Statements which follow:

                 Registration Form               File No.                  Effective Date

                  Form S-3                      333-82293                July 15, 1999
                  Form S-3                      333-08115                July 15, 1996
                  Form S-8                      333-74240                November 30, 2001
                  Form S-8                      333-50443                April 17, 1998

ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Los Angeles
March 25, 2002